UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 24, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

Attachment I of this Form 8-K contains information that is being posted on IBM’s Investor Relations website (www.ibm.com/investor/). All of the information in Attachment I is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  February 24, 2005

By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary & Associate General Counsel

ATTACHMENT I

IBM filed its 2004 10-K with the Securities and Exchange Commission, including Management’s Discussion and Analysis (MD&A), the financial statements, and the accompanying notes to the financial statements.

The proxy statement will be filed no later than March 14, 2005, and the annual report will be issued on the same date.

Among the new information provided in the financial report:

•                                          Subsequent Event:  Subsequent to IBM’s release of fourth quarter and 2004 results on January 18, 2005, the company conducted a review of agreements for sales of third-party hardware in Japan.  As a result of this review, it was determined that certain IBM Japan employees acted improperly and inconsistently with IBM’s policies and practices. To reflect these findings, full year Global Services revenue and cost were both reduced by $260 million.  The previously announced 2004 fourth quarter results reflected $50 million of this adjustment;  therefore full year 2004 revenue and cost were reduced by an additional $210 million.  The revenue and cost reductions were made to the first, second and third quarters of 2004.  This $210 million adjustment represents 0.2% of IBM’s 2004 revenues, with no impact to gross profit dollars, income from continuing operations, or cash flow. (Page 12 of report)

•                                          Stock Based Compensation:  IBM disclosed a pro forma impact of Stock Based Compensation of $.55 per share, a decrease from $.58 per share in 2003.  The reduction is driven by a redesign of equity programs, including a reduction in the number of options granted as well as the introduction of premium-priced options for certain executives. (Pages 52 and 77 of report)

•                                          Homeland:  The company is evaluating the possible effects of the foreign earnings repatriation incentive contained in the American Jobs Creation Act of 2004.  IBM may repatriate up to approximately $8 billion of undistributed earnings, with a corresponding income tax expense of up to $550 million.  The resulting income tax expense, if any, will be recorded in the quarter in which the evaluation and approvals have been completed. (Pages 56 and 73 of report)